Exhibit 99

NEWS RELEASE

HELMERICH & PAYNE, INC. / 1437 SOUTH BOULDER AVENUE / TULSA, OKLAHOMA

November 15, 2012

HELMERICH & PAYNE, INC. ANNOUNCES RECORD FOURTH QUARTER AND

 YEAR-END RESULTS

Helmerich & Payne, Inc. (NYSE:HP) reported record income from continuing operations of $573,609,000 ($5.27 per diluted share) from record operating revenues of $3,151,802,000 for its fiscal year ended September 30, 2012, compared to income from continuing operations of $434,668,000 ($3.99 per diluted share) from operating revenues of $2,543,894,000 during the prior fiscal year ended September 30, 2011. Included in fiscal 2012 and fiscal 2011 income from continuing operations were $0.11 and $0.09 per diluted share, respectively, of after-tax gains related to the sale of used drilling equipment during 2012 and 2011, and the sale of investment securities during 2011. Net income for fiscal 2012 was also at an all-time high level of $581,045,000 ($5.34 per diluted share), compared to $434,186,000 ($3.99 per diluted share) for fiscal 2011.

Income from continuing operations for the fourth quarter of fiscal 2012 was $149,606,000 ($1.39 per diluted share) from operating revenues of $829,447,000, compared to income from continuing operations of $121,514,000 ($1.11 per diluted share) from operating revenues of $700,751,000 during the fourth fiscal quarter of 2011, and income from continuing operations of $149,943,000 ($1.38 per diluted share) from operating revenues of $819,785,000 during the third fiscal quarter of 2012.  Included in income from continuing operations for the fourth and third fiscal quarters of 2012 were $0.03 and $0.01 per diluted share, respectively, of after-tax gains related to the sale of used drilling equipment.  Net income for the fourth fiscal quarter of 2012 was also at a record level of $157,115,000 ($1.46 per diluted share), compared to net income of $121,420,000 ($1.11 per diluted share) during the fourth fiscal quarter of 2011, and net income of $149,925,000 ($1.38 per diluted share) during the third fiscal quarter of 2012.

Chairman and CEO Hans Helmerich commented, “We are very pleased with our fiscal 2012 record results and with the brand leadership and competitive position that we continue to build.  While market conditions in the coming year remain uncertain, we believe we will be able to continue to add value to our customers through innovative technology, drilling performance and safety leadership.”

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News Release

November 15, 2012

Segment operating income for U.S. land operations was $236,619,000 for the fourth fiscal quarter of 2012, compared with $192,133,000 for last year’s fourth fiscal quarter and $235,684,000 for this year’s third fiscal quarter.  As compared to this year’s third fiscal quarter, the number of revenue days for the segment sequentially decreased by less than one percent to 21,951, and the average rig revenue per day increased by $229 to $28,325 during the fourth fiscal quarter of 2012.  Also as compared to this year’s third fiscal quarter, the average rig expense per day for the segment declined by $717, and the average rig margin per day increased by $946 to $15,705 during this year’s fourth fiscal quarter.  The rig revenue and margin per day averages included approximately $283 per day of early termination fees during the fourth fiscal quarter as compared to approximately $140 per day during the previous quarter.  The favorable impact of lower sequential average rig expense per day during the quarter in this segment was offset by abandonment charges of approximately $14 million that were mostly associated with obsolete equipment previously used to support drilling rig operations.  Abandonments are included with depreciation in the consolidated statements of income.  Rig utilization for the Company’s U.S. land segment was 85% for this year’s fourth fiscal quarter, compared with 87% for last year’s fourth fiscal quarter and 89% for this year’s third fiscal quarter.  At September 30, 2012, the Company’s U.S. land segment had 231 contracted rigs (including 158 under term contracts) and 51 idle rigs.  Excluded from these 51 idle rigs are 4 highly mobile rigs and 2 conventional rigs that were decommissioned at the end of the fiscal year.

Segment operating income for the Company’s offshore operations was $12,033,000 for the fourth fiscal quarter of 2012, compared with $11,871,000 for last year’s fourth fiscal quarter and $7,720,000 for this year’s third fiscal quarter.  The sequential increase in segment operating income was attributable to higher levels of activity and a higher average rig margin per day.  The number of revenue days for this year’s fourth fiscal quarter sequentially increased by approximately 15 percent to 695, and the average rig margin per day for this year’s fourth fiscal quarter was $23,330, as compared to $16,901 for this year’s third fiscal quarter.

The Company’s international land segment operating income was $7,126,000 for this year’s fourth fiscal quarter, compared with $3,525,000 for last year’s fourth fiscal quarter and $6,275,000 for this year’s third fiscal quarter.  The sequential increase in segment operating income was attributable to increased activity and daily margins during this year’s fourth fiscal quarter.  The average rig margin per day increased to $8,210 in the fourth fiscal quarter of 2012 from $7,704 in the third fiscal quarter of 2012.  Also as compared to the third fiscal quarter of 2012, the number of revenue days for the fourth fiscal quarter increased by approximately eight percent to 2,001.

Helmerich & Payne, Inc. is primarily a contract drilling company.  As of November 15, 2012, the Company’s existing fleet included 289 land rigs in the U.S., 29 international land rigs and 9 offshore platform rigs.  In addition, the Company is scheduled to complete another 9 new H&P-designed and operated FlexRigs®* under long-term contracts with customers by early calendar 2013.  Upon completion of these commitments, the Company’s global fleet is expected to have a total of 327 land rigs, including 296 FlexRigs. Helmerich & Payne, Inc.’s conference call/webcast is scheduled to begin this morning at 11:00 a.m. ET (10:00 a.m. CT) and can be accessed at http://www.hpinc.com under Investors.  If you are unable to participate during the live webcast, the call will be archived on H&P’s website indicated above for at least one year.

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News Release

November 15, 2012

This release includes “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and such statements are based on current expectations and assumptions that are subject to risks and uncertainties.  All statements other than statements of historical facts included in this release, including, without limitation, statements regarding the registrant’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.  For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Results of Operations and Financial Condition” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements.  We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law.

*FlexRig® is a registered trademark of Helmerich & Payne, Inc.

Contact:

Investor Relations

investor.relations@hpinc.com

(918) 588-5207

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News Release

November 15, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2012	2012	2011	2012	2011

Operating Revenues:
Drilling — U.S. Land	$706,786	$695,106	$588,859	$2,678,475	$2,100,508
Drilling — Offshore	41,617	53,256	51,395	189,086	201,417
Drilling — International Land	67,482	77,722	57,160	270,027	226,849
Other	3,900	3,363	3,337	14,214	15,120
	819,785	829,447	700,751	3,151,802	2,543,894

Operating costs and expenses:
Operating costs, excluding depreciation	463,935	447,335	396,931	1,750,510	1,432,602
Depreciation	95,182	115,145	87,018	387,549	315,468
General and administrative	25,576	27,763	23,086	107,307	91,452
Research and development	4,299	4,682	4,255	16,060	15,764
Income from asset sales	(1,862)	(4,858)	(3,641)	(19,223)	(13,903)
	587,130	590,067	507,649	2,242,203	1,841,383

Operating income	232,655	239,380	193,102	909,599	702,511

Other income (expense):
Interest and dividend income	329	359	378	1,380	1,951
Interest expense	(2,411)	(1,360)	(4,170)	(8,653)	(17,355)
Gain on sale of investment securities	—	—	—	—	913
Other	309	(34)	(1,161)	254	(953)
	(1,773)	(1,035)	(4,953)	(7,019)	(15,444)

Income from continuing operations before income taxes	230,882	238,345	188,149	902,580	687,067
Income tax provision	80,939	88,739	66,635	328,971	252,399
Income from continuing operations	149,943	149,606	121,514	573,609	434,668

Income (loss) from discontinued operations before income taxes	(18)	7,509	(94)	7,355	(487)
Income tax provision	—	—	—	(81)	(5)
Income (loss) from discontinued operations	(18)	7,509	(94)	7,436	(482)

NET INCOME	$149,925	$157,115	$121,420	$581,045	$434,186

Basic earnings per common share:
Income from continuing operations	$1.40	$1.41	$1.13	$5.35	$4.06
Income from discontinued operations	$—	$.07	$—	$.07	$—

Net income	$1.40	$1.48	$1.13	$5.42	$4.06

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News Release

November 15, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands, except per share data)

	Three Months Ended			Fiscal Year Ended
CONSOLIDATED STATEMENTS OF	June 30	September 30		September 30
INCOME	2012	2012	2011	2012	2011

Diluted earnings per common share:
Income from continuing operations	$1.38	$1.39	$1.11	$5.27	$3.99
Income from discontinued operations	$—	$.07	$—	$.07	$—

Net income	$1.38	$1.46	$1.11	$5.34	$3.99

Weighted average shares outstanding:
Basic	107,016	105,695	107,066	106,819	106,643
Diluted	108,425	107,086	108,782	108,377	108,632

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News Release

November 15, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	September 30
CONSOLIDATED CONDENSED BALANCE SHEETS	2012	2011

ASSETS
Cash and cash equivalents	$96,095	$364,246
Other current assets	791,514	584,538
Current assets of discontinued operations	7,619	7,529
Total current assets	895,228	956,313
Investments	451,144	347,924
Net property, plant, and equipment	4,351,571	3,677,070
Other assets	23,142	22,584
TOTAL ASSETS	$5,721,085	$5,003,891

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$376,035	$411,750
Current liabilities of discontinued operations	5,129	4,979
Total current liabilities	381,164	416,729
Non-current liabilities	1,307,433	1,079,565
Non-current liabilities of discontinued operations	2,490	2,550
Long-term notes payable	195,000	235,000
Total shareholders’ equity	3,834,998	3,270,047

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,721,085	$5,003,891

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News Release

November 15, 2012

HELMERICH & PAYNE, INC.

Unaudited

(in thousands)

	Years Ended
	September 30
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS	2012	2011

OPERATING ACTIVITIES:
Net income	$581,045	$434,186
Adjustment for (income) loss from discontinued operations	(7,436)	482
Income from continuing operations	573,609	434,668
Depreciation	387,549	315,468
Changes in assets and liabilities	40,178	230,507
Gain on sale of assets and investment securities	(19,223)	(14,816)
Other	18,283	12,207
Net cash provided by operating activities from continuing operations	1,000,396	978,034
Net cash used in operating activities from discontinued operations	(64)	(482)
Net cash provided by operating activities	1,000,332	977,552

INVESTING ACTIVITIES:
Capital expenditures	(1,097,680)	(694,264)
Proceeds from sale of assets	39,894	30,727
Acquisition of TerraVici Drilling Solutions	—	(4,000)
Net cash used in investing activities from continuing operations	(1,057,786)	(667,537)
Net cash provided by investing activities from discontinued operations	7,500	—
Net cash used in investing activities	(1,050,286)	(667,537)

FINANCING ACTIVITIES:
Repurchase of common stock	(77,610)	—
Dividends paid	(30,049)	(26,741)
Exercise of stock options	2,673	15,441
Tax withholdings related to net share settlements of restricted stock	(1,514)	—
Net payments for short-term and long-term debt	(115,000)	(10,000)
Excess tax benefit from stock-based compensation	3,303	12,511
Net cash used in financing activities	(218,197)	(8,789)

Net increase (decrease) in cash and cash equivalents	(268,151)	301,226
Cash and cash equivalents, beginning of period	364,246	63,020
Cash and cash equivalents, end of period	$96,095	$364,246

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News Release

November 15, 2012

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2012	2012	2011	2012	2011
	(in thousands, except days and per day amounts)
U.S. LAND OPERATIONS
Revenues	$706,786	$695,106	$588,859	$2,678,475	$2,100,508
Direct operating expenses	382,418	350,364	317,317	1,407,986	1,119,700
General and administrative expense	7,227	8,078	6,493	30,798	25,066
Depreciation	81,457	100,045	72,916	332,723	264,127
Segment operating income	$235,684	$236,619	$192,133	$906,968	$691,615

Revenue days	21,977	21,951	19,947	86,340	73,905
Average rig revenue per day	$28,096	$28,325	$26,549	$27,737	$25,809
Average rig expense per day	$13,337	$12,620	$12,935	$13,022	$12,538
Average rig margin per day	$14,759	$15,705	$13,614	$14,715	$13,271
Rig utilization	89%	85%	87%	89%	86%

OFFSHORE OPERATIONS
Revenues	$41,617	$53,256	$51,395	$189,086	$201,417
Direct operating expenses	28,972	35,824	33,841	126,470	135,368
General and administrative expense	1,725	1,974	1,579	7,386	6,074
Depreciation	3,200	3,425	4,104	13,455	14,684
Segment operating income	$7,720	$12,033	$11,871	$41,775	$45,291

Revenue days	606	695	701	2,625	2,544
Average rig revenue per day	$49,539	$62,018	$54,176	$53,927	$51,794
Average rig expense per day	$32,638	$38,688	$32,393	$33,051	$29,379
Average rig margin per day	$16,901	$23,330	$21,783	$20,876	$22,415
Rig utilization	74%	84%	85%	79%	77%

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News Release

November 15, 2012

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
SEGMENT REPORTING	2012	2012	2011	2012	2011
	(in thousands, except days and per day amounts)
INTERNATIONAL LAND OPERATIONS
Revenues	$67,482	$77,722	$57,160	$270,027	$226,849
Direct operating expenses	52,495	61,346	45,269	215,642	175,728
General and administrative expense	939	806	759	3,318	3,392
Depreciation	7,773	8,444	7,607	30,701	28,018
Segment operating income	$6,275	$7,126	$3,525	$20,366	$19,711

Revenue days	1,852	2,001	1,625	7,343	6,406
Average rig revenue per day	$33,362	$35,732	$30,001	$32,998	$31,633
Average rig expense per day	$25,658	$27,522	$22,311	$25,524	$23,416
Average rig margin per day	$7,704	$8,210	$7,690	$7,474	$8,217
Rig utilization	77%	79%	74%	77%	70%

Operating statistics exclude the effects of offshore platform management contracts, gains and losses from translation of foreign currency transactions, and do not include reimbursements of “out-of-pocket” expenses in revenue per day, expense per day and margin calculations.

Reimbursed amounts were as follows:

U.S. Land Operations	$89,313	$73,346	$59,295	$283,640	$193,093
Offshore Operations	$3,550	$4,731	$5,487	$18,346	$33,718
International Land Operations	$5,696	$6,221	$8,409	$27,720	$24,207

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News Release

November 15, 2012

Segment operating income for all segments is a non-GAAP financial measure of the Company’s performance, as it excludes general and administrative expenses, corporate depreciation, income from asset sales and other corporate income and expense.  The Company considers segment operating income to be an important supplemental measure of operating performance for presenting trends in the Company’s core businesses.  This measure is used by the Company to facilitate period-to-period comparisons in operating performance of the Company’s reportable segments in the aggregate by eliminating items that affect comparability between periods.  The Company believes that segment operating income is useful to investors because it provides a means to evaluate the operating performance of the segments and the Company on an ongoing basis using criteria that are used by our internal decision makers.  Additionally, it highlights operating trends and aids analytical comparisons.  However, segment operating income has limitations and should not be used as an alternative to operating income or loss, a performance measure determined in accordance with GAAP, as it excludes certain costs that may affect the Company’s operating performance in future periods.

The following table reconciles operating income per the information above to income from continuing operations before income taxes as reported on the Consolidated Statements of Income (in thousands).

	Three Months Ended			Fiscal Year Ended
	June 30	September 30		September 30
	2012	2012	2011	2012	2011
Operating income
U.S. Land	$235,684	$236,619	$192,133	$906,968	$691,615
Offshore	7,720	12,033	11,871	41,775	45,291
International Land	6,275	7,126	3,525	20,366	19,711
Other	(2,161)	(3,042)	(2,638)	(8,824)	(7,682)
Segment operating income	$247,518	$252,736	$204,891	$960,285	$748,935
Corporate general and administrative	(15,685)	(16,905)	(14,255)	(65,805)	(56,920)
Other depreciation	(2,041)	(2,510)	(1,676)	(7,775)	(5,829)
Inter-segment elimination	1,001	1,201	501	3,671	2,422
Income from asset sales	1,862	4,858	3,641	19,223	13,903
Operating income	$232,655	$239,380	$193,102	$909,599	$702,511

Other income (expense):
Interest and dividend income	329	359	378	1,380	1,951
Interest expense	(2,411)	(1,360)	(4,170)	(8,653)	(17,355)
Gain on sale of investment securities	—	—	—	—	913
Other	309	(34)	(1,161)	254	(953)
Total other income (expense)	(1,773)	(1,035)	(4,953)	(7,019)	(15,444)

Income from continuing operations before income taxes	$230,882	$238,345	$188,149	$902,580	$687,067

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